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                                                                EXHIBIT 23C


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Registration Statement No. 33-50047 on Form S-3 and related Prospectus of U S West, Inc. and U S West Capital Funding, Inc., and to the incorporation by reference therein of our report dated February 7, 1995, with respect to the consolidated financial statements of Time Warner Entertainment Company, L.P. included in the Current Report on Form 8-K of U S West, Inc. dated May 23, 1995, as amended by Forms 8-K/A on July 12, 1995 and August 24, 1995, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP



New York, New York
October 30, 1995